Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Quarterly Report on Form 10-Q
for the Quarter ended February 28, 2006
of Scholastic Corporation

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States
Code), each of the undersigned officers of Scholastic Corporation, a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2006 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 7, 2006	/s/ Richard Robinson
Richard Robinson
Chief Executive Officer

Dated: April 7, 2006	/s/ Mary A. Winston
Mary A. Winston
Chief Financial Officer

     The certification set forth above is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.